EXHIBIT 23.4

                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                            NATIONWIDE STAFFING, INC.

      The undersigned hereby consents to be named as a director of Nationwide Staffing, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: September 11, 1997


                                    By: /s/ BRENDA S. DOUGAN
                                            Brenda S. Dougan